UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2024

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Post Oak Blvd, 2 Blvd Place, Suite 600 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 245-8981

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement with Mehran Ehsan

On August 30, 2024, Permex Petroleum Corporation (the “Company”) entered into a Separation Agreement with Mehran Ehsan, the Company’s former Chief Executive Officer, from August 1, 2017 to April 29, 2024 and Vice President of Business Development, from April 29, 2024 to August 30, 2024. The settlement includes: i) a lump sum payment of $100,000 payable upon the Company’s receipt of capital investment of no less than $1,000,000 or by October 31, 2024, whichever occurs first; ii) six equal monthly payments of $7,500 starting October 1, 2024 (with the first payment already made); and iii) the transfer of ownership of a Company vehicle with a fair value of $35,155. In addition, Mr. Ehsan agreed to make himself reasonably available to us for a period of 12 months following the effective date of the Separation Agreement and to respond promptly for any requests for information regarding us and to fully cooperate in any litigation. Further, Mr. Ehsan agreed to a one-year non-compete in connection with the Separation Agreement

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Grant to Brad Taillon

On October 2, 2024, the Board of Directors of the Company approved a grant of options (the “Stock Options”) to purchase 25,000 common shares of the Company (the “Common Shares”) to the Company’s President and Chief Executive Officer, Brad Taillon. The Stock Options all vest immediately, have an exercise price of $3.30 Canadian dollars ($2.45 USD based on the $0.7415647 US per $1.00 Cdn on October 2, 2024, as reported by the U.S. Federal Reserve), and expire ten years from the date of grant.

The Stock Options were granted under the Company’s Long Term Incentive Plan approved by the Company’s board of directors (“Board”) on October 2, 2024, which was amended on October 22, 2024 and approved by the Board on such date (as (as amended, the “Long Term Incentive Plan”) and is being presented for shareholder approval at the Company’s Annual General Meeting of Shareholders to be held on November 4, 2024. If approved by the Company’s shareholders, the Long Term Incentive Plan will replace the Company’s 2017 Stock Option Plan. The purpose of the Long Term Incentive Plan is to promote the long-term success of the Company and the creation of shareholder value by: (a) encouraging the attraction and retention of eligible persons under the Long Term Incentive Plan; (b) encouraging such eligible persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such eligible persons with the interests of the Company, in each case as applicable to the type of eligible person to whom an award under the Long Term Incentive Plan is granted. Under the terms of the Long Term Incentive Plan the Company can grant restricted share units (“RSUs”), performance share units (“PSUs”) deferred share units (“DSUs”) and stock options (such RSUs, PSUs, DSUs and stock options referred to as “Incentive Securities”) to directors, officers, employees, consultants of the Company. The maximum aggregate number of Common Shares issuable in respect of all Incentive Securities granted or issued under the Company’s Security Based Compensation Plans, at any point, shall not exceed twenty percent (20%) of the total number of issued and outstanding Shares on a non-diluted basis at such point in time.

The Long Term Incentive Plan is administered and interpreted by the Company’s Board of Directors (the “Board”) or, if the Board by resolution so decides, by a committee appointed by the Board.

The foregoing description of the terms of the Long Term Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Long Term Incentive Plan, a copy of which is filed as Exhibit 10.2 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1^	Separation Agreement, dated August 30, 2024, between the Company and Mehran Ehsan
10.2	Permex Petroleum Corporation Long Term Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
^	Certain portions of this Exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

October 28, 2024	By:	/s/ Bradley Taillon
Bradley Taillon
Chief Executive Officer

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